Exhibit 99.1

News
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Mark Silvey
Corporate Communications
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John Bruno
Investor Relations
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jbruno@ppg.com
investor.ppg.com

PPG completes internal investigation and files restated financial reports
PITTSBURGH, June 28, 2018 - PPG (NYSE:PPG) today announced that it has filed an amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2017 with the Securities and Exchange Commission (“SEC”), including a restatement of its audited consolidated financial statements for the years ended December 31, 2016 and 2017. PPG has also restated certain unaudited quarterly results related to the three months ended December 31, 2016, March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017. In addition, PPG announced today that it has filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. PPG is now current in its filings with the SEC.
As PPG previously disclosed, the Company received a report through its internal reporting system in April 2018 alleging violations of PPG’s accounting policies and procedures regarding the failure to accrue certain specified expenses in the first quarter of 2018. The Audit Committee of PPG’s Board of Directors oversaw an investigation of these matters. The Audit Committee completed its investigation on June 27, 2018 and authorized the filing of restated financial statements for the fiscal years 2016 and 2017 and certain quarterly periods within those fiscal years in order to correct its previously issued financial statements. The restated financial statements and additional details regarding these restatements and the findings of the investigation are contained in PPG’s Form 10-K/A and Form 10-Q filed today.
Michael McGarry, PPG chairman and chief executive officer, noted, “Throughout the process to conduct a detailed review of our financials and support our Audit Committee’s investigation, we have appreciated the patience of PPG shareholders, lenders and other stakeholders. We have already begun to implement a remedial plan to address the issues identified by the internal report and the investigation, as more fully described in our filings today. We are committed to take actions that are consistent with our ethics and values and fully meet the expectations of both internal and external stakeholders. Unwavering adherence to our core standards of financial integrity and honesty remains a top priority and focus for all PPG employees.”
As a result of the findings of the investigation, shown below are the summary restatements by quarter and year:

•
net income from continuing operations decreased by $4 million, or $0.01 per diluted share, and there was no impact to income from discontinued operations, net of tax, for the year ended December 31, 2016

•
net income from continuing operations decreased by $2 million, or $0.01 per diluted share, and income from discontinued operations, net of tax, was increased by $5 million, or $0.02 per diluted share, for the year ended December 31, 2017

•
net income from continuing operations decreased by $4 million, or $0.01 per diluted share, and there was no impact to income from discontinued operations, net of tax, for the three months ended December 31, 2016

•
net income from continuing operations increased by $3 million, or $0.01 per diluted share, and there was no impact to income from discontinued operations, net of tax, for the three months ended March 31, 2017

•
net income from continuing operations decreased by $7 million, or $0.03 per diluted share, and income from discontinued operations, net of tax, increased by $2 million, or $0.01 per diluted share, for the three months ended June 30, 2017

•
net income from continuing operations decreased by $4 million, or $0.02 per diluted share, and income from discontinued operations, net of tax, increased by $2 million, or $0.01 per diluted share, for the six months ended June 30, 2017

•
net income from continuing operations increased by $1 million, or zero cents per diluted share, and there was no impact to income from discontinued operations, net of tax, for the three months ended September 30, 2017

•
net income from continuing operations decreased by $3 million, or $0.01 per diluted share, and income from discontinued operations, net of tax, increased by $2 million, or $0.01 per diluted share, for the nine months ended September 30, 2017

•
net income from continuing operations increased by $1 million, or zero cents per diluted share, and income from discontinued operations, net of tax, increased by $3 million, or $0.01 per diluted share, for the three months ended December 31, 2017

In addition and separate from the Audit Committee’s investigation, subsequent to March 31, 2018 PPG determined that environmental reserves related to its New Jersey Chrome remediation project and other legacy sites should be increased in the first quarter 2018 by $34 million due to its receipt of new information impacting estimated future remediation costs. Also separate from the investigation, PPG determined that a portion of the Company’s reserve for unrecognized tax benefits should be released in the first quarter 2018, rather than be included in the effective tax rate to be applied over the course of 2018, reducing income tax expense for the three months ended March 31, 2018 by $15 million. The Company’s revised first quarter 2018 reported effective tax rate was 20.7 percent, and its revised adjusted effective tax rate was 24.2 percent.
As set forth in the Form 10-Q filed today, PPG’s first quarter 2018 reported net income from continuing operations was $328 million, or $1.31 per diluted share, a decrease of $19 million and $0.07, respectively, versus the results reported in the Company’s April 19, 2018 press release. First quarter 2018 adjusted net income from continuing operations was $342 million, or $1.36 per diluted share, a decrease of $8 million and $0.03 respectively, versus the results reported in the Company’s April 19, 2018 press release.

PPG: WE PROTECT AND BEAUTIFY THE WORLD™
At PPG (NYSE:PPG), we work every day to develop and deliver the paints, coatings and materials that our customers have trusted for more than 130 years. Through dedication and creativity, we solve our customers’ biggest challenges, collaborating closely to find the right path forward. With headquarters in Pittsburgh, we operate and innovate in more than 70 countries and reported net sales of $14.8 billion in 2017. We serve customers in construction, consumer products, industrial and transportation markets and aftermarkets. To learn more, visit www.ppg.com.
Forward-Looking Statements
Statements contained herein relating to matters that are not historical facts are forward-looking statements reflecting PPG’s current view with respect to future events and financial performance. These matters within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, involve risks and uncertainties that may affect PPG Industries’ operations, as discussed in PPG’s filings with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Accordingly, many factors could cause actual results to differ materially from the forward-looking statements contained herein. Such factors include potential and pending investigations, litigation or other proceedings by governmental authorities, shareholders or other parties, risks related to the impact of the restatement, including the impact on the Company’s reputation and commercial contracts, our ability to successfully remediate the material weakness in our internal control over financial reporting disclosed in our amended Annual Report on Form 10-K/A within the time periods and in the manner currently anticipated, the effectiveness of our internal control over financial reporting, including the identification of additional control deficiencies and further expenditures related to our restatement. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here and in PPG’s 2017 Form 10-K/A are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results compared with those anticipated in the forward-looking statements could include, among other things, lower sales or earnings, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on PPG’s consolidated financial condition, results of operations or liquidity. All information in this release speaks only as of June 28, 2018, and any distribution of this release after that date is not intended and will not be construed as updating or confirming such information. PPG undertakes no obligation to update any forward-looking statement, except as otherwise required by applicable law.

Regulation G Reconciliation
PPG believes investors’ understanding of the company’s operating performance is enhanced by the disclosure of earnings per diluted share from continuing operations and PPG’s effective tax rate from continuing operations adjusted for certain charges. PPG’s management considers this information useful in providing insight into the company’s ongoing operating performance because it excludes the impact of items that cannot reasonably be expected to recur on a quarterly basis or that are not attributable to our primary operations. Earnings per diluted share from continuing operations and the effective tax rate from continuing operations adjusted for these items are not recognized financial measures determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered a substitute for earnings per diluted share, the effective tax rate or other financial measures as computed in accordance with U.S. GAAP. In addition, earnings per diluted share from continuing operations and the adjusted effective tax rate from continuing operations may not be comparable to similarly titled measures as reported by other companies.

Regulation G Reconciliation - Net Income and Earnings per Diluted Share
($ in millions, except per-share amounts)

	First Quarter 2018
	$	EPS
Reported net income from continuing operations	$328	$1.31
Costs related to customer assortment change	3	0.01
Environmental remediation charges	26	0.10
Impact of discrete tax items	(15)	(0.06)
Adjusted net income from continuing operations, excluding non-recurring items	$342	$1.36

	First Quarter 2018
	Income Before Income Taxes	Tax Expense	Effective Tax Rate
Effective tax rate, continuing operations	$421	$87	20.7%
Costs related to customer assortment change	4	1	24.3%
Environmental remediation charges	34	8	25.1
Impact of discrete tax items	—	15	N/A
Adjusted effective tax rate, continuing operations, excluding nonrecurring items	$459	$111	24.2%

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